Exhibit 1.1

US$500,000,000 5.000% Senior Notes due 2036

US$1,000,000,000 5.750% Senior Notes due 2055

of

BHP Billiton Finance (USA) Limited

Fully and Unconditionally Guaranteed by

BHP Group Limited

UNDERWRITING AGREEMENT

September 2, 2025

BNP Paribas Securities Corp.

787 Seventh Avenue, Floor 3

New York, New York 10019

United States of America

BofA Securities, Inc.

One Bryant Park

New York, New York 10036

United States of America

CIBC World Markets Corp.

300 Madison Avenue, 8th Floor

New York, New York 10017

United States of America

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

United States of America

MUFG Securities Americas Inc.

1221 Avenue of the Americas, 6th Floor

New York, New York 10020

United States of America

As representatives of the several Underwriters

Ladies and Gentlemen:

BHP Billiton Finance (USA) Limited, a company incorporated in the Commonwealth of Australia (the “Company”), proposes to issue and sell US$500,000,000 aggregate principal amount of its 5.000% Senior Notes due 2036 and US$1,000,000,000 aggregate principal amount of its 5.750% Senior Notes due 2055 (collectively, the “Securities”). The Securities will be issued pursuant to the Indenture, dated February 28, 2023 (such indenture, as it may be supplemented from time to time, the “Indenture”), among the Company, BHP Group Limited, a company incorporated in the Commonwealth of Australia (the “Guarantor”), and The Bank of New York Mellon, N.A., as trustee (the “Trustee”). Pursuant to the Indenture, the Guarantor will guarantee the payment of all amounts owing by the Company with respect to the Securities and a guarantee executed by the Guarantor (the “Guarantee”) will be endorsed on each Security. The Securities will be denominated in U.S. dollars.

Each of the Company and the Guarantor hereby confirms its agreement with the underwriters named in Schedule I hereto (the “Underwriters”) for whom BNP Paribas Securities Corp. (“BNP PARIBAS”), BofA Securities, Inc. (“BofA Securities”), CIBC World Markets Corp. (“CIBC Capital Markets”), J.P. Morgan Securities LLC (“J.P. Morgan”) and MUFG Securities Americas Inc. (“MUFG” and together with BNP PARIBAS, BofA Securities, CIBC Capital Markets and J.P. Morgan, the “Lead Managers”) are acting as representatives concerning the purchase of the Securities from the Company (with the benefit of the Guarantees from the Guarantor) by the several Underwriters.

The following terms have the meanings set forth below:

(a)	“Commission” means the U.S. Securities and Exchange Commission.

(b)	“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

(c)

“Effective Time” means any date as of which any part of the Registration Statement relating to the Securities became, or is deemed to have become, effective under the Securities Act in accordance with the Rules and Regulations.

(d)

“General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Exhibit A to this Agreement.

(e)

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

(f)	“Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Free Writing Prospectus.

(g)	“Preliminary Prospectus” means the preliminary prospectus supplement dated September 2, 2025 and the base prospectus dated August 29, 2025.

(h)

“Prospectus” means the prospectus relating to the Securities that is included in the Registration Statement in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the Securities, including any document incorporated by reference therein and any prospectus or prospectus supplement deemed to be a part thereof that has not been superseded or modified. For purposes of this definition, information contained in a form of prospectus (including a prospectus supplement) that is deemed retroactively to be a part of the Registration Statement pursuant to Rules 430A, 430B or 430C (“Rule 430 Information”) shall be considered to be included in the Prospectus only as of the actual time that form of prospectus (including a prospectus supplement) is filed with the Commission pursuant to Rule 424(b).

(i)

“Registration Statement” means the registration statement on Form F-3 (File Nos. 333-289925 and 333-289925-01), including a form of prospectus, relating to the Securities and the Guarantees. The various parts of the Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and (i) the Rule 430 Information, if any, contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act in accordance with Section 6(a) hereof and (ii) the documents incorporated by reference in the prospectus contained in such registration statement at the time such part of such registration statement became effective, each as amended at the time such part of such registration statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the “Registration Statement”.

(j)

“Rule 462(b) Registration Statement” means any abbreviated registration statement filed by the Company pursuant to Rule 462(b) under the Securities Act. Any reference herein to the term “Registration Statement” shall include such Rule 462 Registration Statement.

(k)	“Rules and Regulations” means the rules and regulations promulgated under the Securities Act.

(l)	“Securities Act” means the U.S. Securities Act of 1933, as amended.

(m)	“Subsidiary” means any entity whose financial statements would be consolidated in the consolidated financial statements of the Guarantor.

(n)	“Time of Sale” means the time when sales of the Securities are first made.

(o)	“Time of Sale Information” means the Preliminary Prospectus, as amended or supplemented prior to the Time of Sale and each General Use Free Writing Prospectus issued at or prior to the Time of Sale.

(p)	“Trust Indenture Act” means the U.S. Trust Indenture Act of 1939, as amended.

Any reference herein to any preliminary prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to the applicable form under the Securities Act, as of the date of such preliminary prospectus or Prospectus, as the case may be. Any reference to any amendment or supplement to any preliminary prospectus or the Prospectus shall be deemed to refer to and include any documents filed after the date of such preliminary prospectus or Prospectus, as the case may be, under the Exchange Act and incorporated by reference in such preliminary prospectus or Prospectus, as the case may be. Any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Guarantor filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement. Any reference to the Prospectus as amended or supplemented shall be deemed to refer to the Prospectus as amended or supplemented in relation to the Securities in the form in which it is filed with the Commission pursuant to Rule 424(b) under the Securities Act in accordance with Section 6(a) hereof, including any documents incorporated by reference therein as of the date of such filing.

1. Representations, Warranties and Agreements of each of the Company and the Guarantor. Each of the Company and the Guarantor represents and warrants to, and agrees with, the several Underwriters on and as of the date hereof and the Closing Date (as defined in Section 3(a)) that:

(a) The Registration Statement has been prepared by the Company and the Guarantor in conformity with the requirements of the Securities Act and the Rules and Regulations and has been filed by the Company and the Guarantor with the Commission. The Registration Statement and any amendments thereto, each in the form heretofore delivered to the Underwriters, including all documents incorporated by reference therein, has become effective under the Securities Act.

(b) The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date hereof; and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company or the Guarantor. No stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for that purpose or pursuant to Section 8A of the Securities Act against the Company or the Guarantor or related to the offering are pending before or threatened by the Commission.

(c) At the Effective Time, the Registration Statement did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. At the Effective Time, the Registration Statement and the Prospectus did comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable Rules and Regulations. At the Effective Time and on the Closing Date, the Indenture did or will conform in all material respects with the applicable requirements of the Trust Indenture Act and the rules and regulations of the Commission thereunder. At the Effective Time, the Prospectus did not or will not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph 1(c) do not apply (A) to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described in Section 16 of this Agreement or (B) to that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act, of the Trustee.

(d) The documents incorporated by reference in the Registration Statement, Time of Sale Information or Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Any further documents so filed and incorporated by reference in the Registration Statement, Time of Sale Information or Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(e) As of the Time of Sale, neither (i) any Time of Sale Information, nor (ii) any Limited Use Free Writing Prospectus, when considered together with the Time of Sale Information, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of the Closing Date, neither (i) the Time of Sale Information and the Prospectus (collectively, the “General Disclosure Package”) nor (ii) any individual Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, will include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding two sentences do not apply to statements in or omissions from any prospectus included in the Registration Statement or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Lead

Managers specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described in Section 16 of this Agreement.

(f) Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities or until any earlier date that the Company notified or notifies the Lead Manager as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, (i) the Company has promptly notified or will promptly notify the Lead Managers and (ii) the Company has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission. The foregoing two sentences do not apply to statements in or omissions from any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Lead Managers specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described in Section 16 of this Agreement.

(g) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Securities and at the date of this Agreement, neither the Company nor the Guarantor was an “ineligible issuer,” as defined in Rule 405. The Guarantor is a well-known seasoned issuer as defined under the Securities Act in connection with the offering of the Guarantees. The Company and the Guarantor have paid the registration fee for this offering pursuant to Rule 456(b)(1) under the Securities Act or will pay such fees within the time period required by such rule (without giving effect to the proviso therein) and in any event prior to the Closing Date.

(h) Each of the Company and the Guarantor has (i) been duly incorporated with limited liability under the laws of the Commonwealth of Australia, is not in liquidation under Australian federal law or the laws of Victoria, and (ii) the corporate power and authority to own its property and to conduct its business as described in the Registration Statement, Time of Sale Information and the Prospectus, except, in the case of clause (ii), where the failure to have such power and authority would not have, individually or in the aggregate, a Material Adverse Effect (as defined below).

(i) Each of the Subsidiaries other than the Company has been duly organized under the laws of its respective jurisdiction of organization and has the requisite power and authority to carry on its business as it is currently being conducted and to own, lease and operate its properties as described in the Registration Statement, Time of Sale Information and the Prospectus, except where the failure to be so organized or have such power and authority would not have, individually or in the aggregate, a Material Adverse Effect (as defined below). Each of the Subsidiaries other than the Company is authorized to do business as a foreign corporation in each jurisdiction where the operation, ownership or leasing of property or the conduct of its business requires such qualification, except where the failure to be so authorized would not have a material adverse effect on the condition, financial or otherwise, or on the earnings, business or operations of the Guarantor and the Subsidiaries, taken as a whole (a “Material Adverse Effect”).

(j) No authorization, approval, consent or order of, or filing with, any court or governmental body or agency or any third party is necessary in connection with the transactions contemplated by this Agreement, the Indenture, the Securities or the Guarantees, except such as may be required by the Financial Industry Regulatory Authority (“FINRA”) or have been obtained and made under the Securities Act, the Trust Indenture Act or state securities or blue sky laws or regulations.

(k) The Guarantor maintains a system of control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that has been designed by the Guarantor’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. As of June 30, 2025, the Guarantor’s management has concluded that the Guarantor maintained effective control over financial reporting and that there were no material weaknesses in the Guarantor’s internal control over financial reporting.

(l) The Guarantor maintains a system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) under the Exchange Act) that is designed to ensure that information required to be disclosed by the Guarantor in reports that each files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Guarantor’s management as appropriate to allow timely decisions regarding required disclosure. The Guarantor has carried out evaluations of the effectiveness of its disclosure controls and procedures as required by Rule 13a-15 under the Exchange Act.

(m) Except as otherwise described in the Registration Statement, Time of Sale Information and the Prospectus, to the knowledge of the Guarantor, there is no strike, labor dispute, slowdown or stoppage pending against the Company, the Guarantor or any of the Subsidiaries, that could reasonably be expected to have a Material Adverse Effect.

(n) Except as otherwise described in the Registration Statement, Time of Sale Information and the Prospectus there is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, pending against the Company, the Guarantor or any of the Subsidiaries, or any of their respective properties, which, if adversely determined, could reasonably be expected to result in a Material Adverse Effect.

(o) This Agreement has been duly authorized, executed and delivered by each of the Company and the Guarantor.

(p) The Indenture has been duly qualified under the Trust Indenture Act and has been duly authorized by each of the Company and the Guarantor and duly executed and delivered by each of the Company and Guarantor and, assuming it has been duly executed and delivered by each of the parties thereto, constitutes a valid and binding agreement of each of the Company and the Guarantor, enforceable in accordance with its terms subject to (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and (ii) rights of acceleration, if any, and the availability of equitable remedies may be limited by equitable principles of general applicability.

(q) The Securities have been duly authorized by the Company and, on the Closing Date, will have been duly executed by the Company and will conform in all material respects to the description thereof in the Time of Sale Information and the Prospectus. When the Securities are issued and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, the Securities will be entitled to the benefits of the Indenture, and will be valid and binding obligations of the Company, enforceable in accordance with their terms subject to (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and (ii) rights of acceleration, if any, and the availability of equitable remedies may be limited by equitable principles of general applicability.

(r) The Guarantees have been duly authorized by the Guarantor and, when endorsed on the Securities in accordance with the provisions of the Indenture, will be valid and binding obligations of the Guarantor, enforceable in accordance with their terms subject to (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and (ii) rights of acceleration, if any, and the availability of equitable remedies may be limited by equitable principles of general applicability.

(s) The execution and delivery by each of the Company and the Guarantor of, and the performance by each of the Company and the Guarantor of its obligations under, this Agreement, the Indenture and, in the case of the Company, the Securities and, in the case of the Guarantor, the Guarantees, will not contravene any provision of applicable law (except such contravention of law which individually or in the aggregate would not have a Material Adverse Effect) or the Constitution of the Company or the Guarantor or any agreement or other instrument binding upon the Company or the Guarantor or any of the Subsidiaries (except with respect to such agreements and instruments such contravention which individually or in the aggregate would not have a Material Adverse Effect) or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Guarantor or any Subsidiary (except with respect to such judgments, orders or decrees, such contravention which individually or in the aggregate would not have a Material Adverse Effect).

(t) Ernst & Young was an independent registered public accounting firm at the time they issued their audit reports on the consolidated financial statements of the Guarantor as of June 30, 2024 and June 30, 2025 and for the three years ended June 30, 2025 as required by the Securities Act, the Rules and Regulations and the Public Company Accounting Oversight Board (United States).

(u) The historical financial statements (including the related notes and supporting schedules) contained or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus comply in all material respects with the applicable requirements under the Securities Act and the Exchange Act, as applicable. The financial statements as of June 30, 2024 and June 30, 2025 and for the three years ended June 30, 2025 have been prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board in existence at that time, in each case consistently applied throughout the periods covered thereby and fairly present the financial position of the entities purported to be covered thereby at the respective dates indicated and the results of their operations and their cash flows for the respective periods indicated. The other financial information contained or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus are derived from the accounting records of the Guarantor and fairly presents the information purported to be shown thereby.

(v) Since the respective dates as for which information is given in the Registration Statement, Time of Sale Information and Prospectus, there has not occurred any material adverse change, or any development which will involve a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Guarantor and the Subsidiaries, taken as a whole, other than as set forth in the Registration Statement, Time of Sale Information and the Prospectus.

(w) Except as otherwise described in the Registration Statement, Time of Sale Information and the Prospectus, none of the Guarantor nor any Subsidiary is in violation of any law or regulation of any country in which they operate relating to occupational safety and health or the storage, handling or transportation of hazardous or toxic materials, except any such violation of law or regulation which would not, singly or in the aggregate, result in a Material Adverse Effect.

(x) Neither the Company nor the Guarantor is an “affiliate” of any member of FINRA. As used herein, the term “affiliate” shall have the meaning assigned to such term in FINRA Rule 5121.

(y) Neither the Company nor the Guarantor is nor, after giving effect to the offering of the Securities and the application of the proceeds therefrom as described under “Use of Proceeds” in each of the Preliminary Prospectus and the Prospectus, will be, required to register as an “investment company” as such term is defined in the U.S. Investment Company Act of 1940, as amended.

(z) It is not necessary under the laws or regulations of Australia or any court, authority or agency therein, in order to enable a holder of Securities or an owner of any interest therein to enforce its rights under the Securities, the Guarantee, the Indenture or any other transaction document, that such holder or owner should, as a result solely of its holding of the Securities, be licensed, qualified or otherwise entitled to carry on business in Australia, and it is not necessary, to ensure the legality, validity, enforceability or admissibility in evidence of the Securities, the Guarantees, the Indenture or any other transaction document in Australia or any court, authority or agency therein, that any of such Securities, Guarantees, Indenture or other documents be filed or recorded or enrolled with any court, authority or agency in, or that any stamp, registration or similar taxes or duties be paid to any court, authority or agency of Australia.

(aa) None of the Company, the Guarantor or any of the Subsidiaries nor, to the knowledge of the Company or the Guarantor, any director, officer, employee, agent or other person associated with or acting on behalf of the Company, the Guarantor or any such Subsidiary, has, in connection with this Agreement:

(i)

(A) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity or (B) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds which, in the case of (A) or (B), has been or would be in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”) or the United Kingdom’s Bribery Act 2010, as amended (the “U.K. Bribery Act”); or

(ii)

made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment for the purpose of obtaining or retaining business, or improper business advantage or similar purpose prohibited under any applicable law or regulation equivalent to the FCPA or the U.K. Bribery Act.

(bb) The operations of the Company, the Guarantor and the Subsidiaries are and, between July 1, 2019 and the date of this Agreement, have been conducted in compliance in all material respects with all applicable anti-money laundering laws, rules and regulations in the jurisdictions in which any such entity conducts its operations (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company, the Guarantor or any of the Subsidiaries with respect to the Money Laundering Laws is pending, or to the knowledge of the Company or the Guarantor, as the case may be, threatened.

(cc) None of the Company, the Guarantor, any of the Subsidiaries nor, to the knowledge of the Company or the Guarantor, any director, officer, agent, employee affiliate or other person associated with or acting on behalf of any member of the Company, the Guarantor or any such Subsidiary is (A) an individual or an entity (“Person”) currently the subject or the target of any sanctions administered or enforced by the U.S. Government (including, without limitation, the U.S. Department of Treasury’s Office of Foreign Assets Control, the U.S. Department of Commerce, the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, His Majesty’s Treasury, the Australian Department of Foreign Affairs and Trade, the Australian Sanctions Office, or other relevant sanctions authority (collectively, “Sanctions”) or (B) located, organized or resident in a country or territory that is, or whose government is, the subject or target of Sanctions that broadly prohibit dealings with that country or territory (including, at the time of this Agreement and without limitation, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, Cuba, Iran, North Korea, Syria, the Crimea region of Ukraine and the non-government controlled areas of Zaporizhzhia and Kherson) (each, a “Sanctioned Country”). The Company, the Guarantor and the Subsidiaries are not currently and have not knowingly engaged in any dealings or transactions with any individual or entity that at the time of the dealing or transaction is or was the subject or target of Sanctions or with any Sanctioned Country. In addition, the Company will not, directly or indirectly, use the proceeds of the offering of the Securities, or lend, contribute or otherwise make available such proceeds (i) to any of its Subsidiaries, joint venture partner or any other Person, to fund any activities of or business with any Person that, at the time of such funding, is the subject of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country, or (iii) in any other manner that results in any other party to this Agreement (including their officers, directors or affiliates) or any other party participating in the offering of the Securities (including any investors in the Securities) to violate Sanctions.

(dd) (A) The Company, the Guarantor and the Subsidiaries’ information technology and computer systems, networks, hardware, software, data and databases (collectively, “IT Systems and Data”) are reasonably necessary for, and operate and perform in all material respects as required in connection with, the operation of the business of the Guarantor as currently conducted, except where such inadequacy in, or failure to operate or perform, would not, individually or in the aggregate, have a Material Adverse Effect; (B) there has been no security breach or incident, unauthorized access, violation, outage or other compromise relating to the Guarantor’s and the Subsidiaries’ IT Systems and Data, except for those that would not, individually or in the aggregate, have a Material Adverse Effect; and (C) the Guarantor and the Subsidiaries have implemented commercially reasonable controls, policies, procedures, and technological safeguards to maintain and protect the integrity, continuous operation, redundancy and security of their respective IT Systems and Data used in connection with their businesses, except to the extent that any such failure to implement would not, individually or in the aggregate, have a Material Adverse Effect. The Guarantor and the Subsidiaries are in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except where such non-compliance would not, individually or in the aggregate, have a Material Adverse Effect.

2.	Purchase of the Securities.

(a) On the basis of the representations, warranties and agreements contained herein, and subject to the terms and conditions set forth herein, the Company agrees to issue and sell to each of the Underwriters, severally and not jointly, and each of the Underwriters, severally and not jointly, agrees to purchase from the Company, the total principal amount of Securities set forth opposite the name of such Underwriter in Schedule I hereto at the purchase price and on the other terms set forth in Schedule II hereto.

(b) The Company shall not be obligated to deliver any of the Securities to be delivered hereunder except upon payment for all of the Securities to be purchased as provided herein. The Company acknowledges and agrees that the Underwriters may sell Securities to any affiliate of an Underwriter and that any such affiliate may sell Securities purchased by it to an Underwriter.

(c) The Company and the Guarantor acknowledge and agree that the Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Securities and Guarantees contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. Additionally, neither the Lead Managers nor any other Underwriter is advising the Company, the Guarantor or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction with respect to the transactions contemplated hereby. The Company and the Guarantor shall consult with their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company with respect thereto. Any review by the Underwriters of the Company or the Guarantor, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company and the Guarantor.

3.	Delivery of and Payment for the Securities.

(a) Delivery of and payment for the Securities shall be made at the offices of Sullivan & Cromwell LLP, 125 Broad Street, New York, NY 10004, or at such other place as shall be agreed upon by the Lead Managers, on behalf of the Underwriters, and the Company, at 9:00 a.m., New York time, on September 5, 2025 or at such other time or date, not later than seven full business days thereafter, as shall be agreed upon by the Lead Managers and the Company (such date and time of payment and delivery being referred to herein as the “Closing Date”).

(b) On the Closing Date, payment of the purchase price for the Securities shall be made to the Company by wire transfer of immediately available funds, or by such other means as the parties hereto shall agree prior to the Closing Date, against delivery to the Underwriters of the certificates evidencing the Securities. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligations of the Underwriters hereunder. Upon delivery, the Securities shall be in global form, registered in such names and in such denominations as the Lead Managers on behalf of the Underwriters shall have requested in writing not less than two full business days prior to the Closing Date. The Company agrees to make one or more global certificates evidencing the Securities available for inspection by the Lead Managers on behalf of the Underwriters in New York, New York at least 24 hours prior to the Closing Date.

4.	Representations, Warranties and Agreements of each of the Underwriters.

(a) Each Underwriter represents and agrees severally and not jointly, that (i) it has not made or invited (directly or indirectly), and will not make or invite, an offer of the Securities or the Guarantees for issue or sale in Australia (including an offer or invitation which is received by a person in Australia), and (ii) it has not distributed or published, and will not distribute or publish, the Prospectus or any other offering material or advertisement relating to the Securities or the Guarantees in Australia, unless (i) the aggregate consideration payable by each offeree or invitee is at least A$500,000 (or its equivalent in another currency, in either case, disregarding moneys lent by the offeror or its associates (as defined in the Corporations Act 2001 (Cth) (“Australian Corporations Act”))) or the offer or invitation otherwise does not require disclosure to investors in accordance with Parts 6D.2 or 7.9 of the Australian Corporations Act, (ii) the offer or invitation is not made to a person who is a “retail client” within the meaning of section 761G of the Australian Corporations Act, (iii) such action complies with all applicable laws, regulations and directives, and (iv) such action does not require any document to be lodged with the Australian Securities and Investments Commission or the Australian Securities Exchange Limited.

(b) Each Underwriter represents and agrees severally and not jointly that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any Securities to any retail investor in the European Economic Area. For the purposes of this provision:

(A)	the expression “retail investor” means a person who is one (or more) of the following:

(i)	a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU, as amended (“MiFID II”); or

(ii)	a customer within the meaning of Directive (EU) 2016/97, as amended, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(iii)	not a qualified investor as defined in Regulation (EU) 2017/1129, as amended; and

(B)

the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Securities to be offered so as to enable an investor to decide to purchase or subscribe for the Securities.

(c) Each Underwriter represents and agrees severally and not jointly that (i) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 of the United Kingdom, as amended (the “FSMA”)) received by it in connection with the issue or sale of the Securities in circumstances in which section 21(1) of the FSMA does not apply to the Company or the Guarantor; and (ii) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom.

(d) Each Underwriter represents and agrees severally and not jointly that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any Securities to any retail investor in the United Kingdom. For the purposes of this provision:

(A)	the expression “retail investor” means a person who is one (or more) of the following:

(i)	a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law in the United Kingdom by virtue of the European Union (Withdrawal) Act 2018, as amended by the European Union (Withdrawal Agreement) Act 2020 (as amended, the “EUWA”); or

(ii)

a customer within the meaning of the provisions of the FSMA and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law in the United Kingdom by virtue of the EUWA; or

(iii)	not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of domestic law in the United Kingdom by virtue of the EUWA; and

(B)

the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Securities to be offered so as to enable an investor to decide to purchase or subscribe for the Securities.

(e) [Reserved]

(f) Each of the Lead Managers agrees, severally and not jointly, that it will offer the Securities (i) to at least 10 persons, each of whom is carrying on a business of providing finance or investing or dealing in securities in the course of operating in financial markets, and is not known, or suspected, to be an associate (as defined in section 128F(9) of the Income Tax Assessment Act 1936 of Australia (the “Australian Tax Act”)) of any other persons to whom the offer is made by the relevant Lead Manager under this sub-paragraph (f)(i); or (ii) in such other manner as which satisfies section 128F(3) of the Australian Tax Act. Such offers will be made within 30 days of the relevant Lead Manager being unconditionally obliged to offer the Securities for sale.

(g) Each Underwriter represents and warrants that it is and will be acting as an Underwriter in the course of carrying on a business of providing finance, or investing or dealing in securities in the course of operating in financial markets.

(h) Each Underwriter represents and agrees that, in connection with the primary distribution of the Securities, it will not (directly or indirectly) sell Securities to any person if, at the time of such sale, the employees of the Underwriter who are involved in making the offer, effecting the sale or otherwise directly involved in the sale knew or had reasonable grounds to suspect that, as a result of such sale, any Securities (or an interest in any Securities) was being, or would be, acquired (directly or indirectly) by an Offshore Associate (as defined below). For the avoidance of doubt, if the relevant employees of an Underwriter do not know, or do not have reasonable grounds to suspect, that a person is an associate of the Company or the Guarantor, nothing in this paragraph (h) obliges that Underwriter to make positive inquiries of that person to confirm that person is not an Offshore Associate.

In this paragraph, “Offshore Associate” means an associate (as defined in section 128F(9) of the Australian Tax Act) of the Company or the Guarantor that is either (i) a non-resident of Australia that does not acquire, or would not acquire, the Securities in carrying on a business at or through a permanent establishment in Australia, or (ii) a resident of Australia that acquires, or would acquire, the Securities at or through a permanent establishment outside Australia, which, in either case, is not acquiring or would not acquire the Securities in the capacity of a dealer, manager or underwriter in relation to the placement of those Securities or in the capacity of a clearing house, custodian, funds manager or responsible entity of an Australian registered scheme.

(i) Each Underwriter will provide to the Company, within 14 days of receipt of a request from the Company, such information as is reasonably required for the purposes of assisting the Company to demonstrate (to the extent necessary) that the public offer test under section 128F of the Australian Tax Act has been satisfied, but no Underwriter is obliged to disclose any information which would be contrary to or prohibited by any relevant law, regulation or directive or any confidentiality agreement binding upon an Underwriter.

(j) Each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the Lead Managers, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission other than one or more term sheets relating to the Securities that contain customary information not inconsistent in any material respect with the information set forth in Schedule II hereto.

5. Conditions of Underwriters’ Obligations. The several obligations of the Underwriters hereunder are subject to the following conditions:

(a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the Securities Act and the Rules and Regulations and in accordance with Section 6(a) hereof. If the Company has elected to rely upon Rule 462(b), the Rule 462(b) Registration Statement shall have become effective by the date of this Agreement. No stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose or pursuant to Section 8A under the Securities Act shall have been initiated or threatened by the Commission. The Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of a Issuer Free Writing Prospectus, to the extent required by Rule 433 under the

Securities Act) and in accordance with Section 6(a) hereof. All requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction.

(b) Prior to the Closing Date,

(i)

there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any surveillance or review for a possible change which surveillance or review includes an indication that the direction of such possible change will be negative, in the rating accorded any of the Guarantor’s or the Company’s securities by Standard & Poor’s Inc., Moody’s Investors Service Inc. or Fitch Ratings, Inc.; and

(ii)

there shall not have occurred any change, or any development which will involve a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations, of the Guarantor and the Subsidiaries, taken as a whole, from that set forth in the Time of Sale Information and the Prospectus, that, in the reasonable judgment of the Lead Managers, is material and adverse and that makes it, in the reasonable judgment of the Lead Managers, impracticable to market the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectus.

(c)	The Underwriters shall have received on the Closing Date:

(i)	a certificate, dated the Closing Date and signed by a Director of the Company, and

(ii)	a certificate, dated the Closing Date and signed by an executive officer of the Guarantor,

in each case to the effect set forth in clause (b)(i) and (ii) above with respect to the Company’s or the Guarantor’s securities, as applicable, and to the effect that the representations and warranties of the Company or the Guarantor, as applicable, contained in this Agreement are true and correct as of the Closing Date and that the Company or the Guarantor, as applicable, has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied on or before the Closing Date.

The Director, officer or officers signing and delivering such certificates may rely upon the best of their knowledge after reasonable inquiry.

(d) The Underwriters shall have received on the Closing Date an opinion of Herbert Smith Freehills Kramer, Australian counsel for the Company and the Guarantor, dated the Closing Date, in the form of Exhibit B hereto.

(e) The Underwriters shall have received on the Closing Date an opinion and letter of Sullivan & Cromwell, special United States counsel for the Company and the Guarantor, dated the Closing Date, in the form of Exhibit C hereto.

(f) The Underwriters shall have received on the Closing Date an opinion of Sidley Austin, United States counsel for the Underwriters, dated the Closing Date, with respect to the transactions contemplated hereby in form and substance reasonably satisfactory to the Lead Managers.

(g) On the date hereof, Ernst & Young, independent registered accounting firm for the Guarantor, shall have furnished to the Underwriters a letter, dated the date hereof, in form and substance satisfactory to the Lead Managers, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Time of Sale Information, the Prospectus and the Registration Statement.

(h) On the Closing Date, Ernst & Young shall have furnished to the Underwriters a letter, dated the Closing Date, to the effect that they reaffirm the statements made in the letter furnished pursuant to paragraph (g) of this Section 5, except that the “cut-off” date referred to shall be a date not more than three business days prior to the Closing Date.

(i) The Indenture shall have been duly executed and delivered by each of the Company, the Guarantor and the Trustee, the Securities shall have been duly executed and delivered by the Company, the Guarantees shall have been duly executed and delivered by the Guarantor and the Securities shall have been duly authenticated by the Trustee.

(j) The issue and sale of the Securities shall not violate the provisions of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or the Guarantor.

(k) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange, the NYSE American or the over-the-counter market shall have been suspended or materially limited, or minimum prices shall have been established on any such exchange or market by the Commission, by any such exchange or by any other regulatory body or governmental authority having jurisdiction, or trading in any securities of the Company on any exchange or in the over-the-counter market shall have been suspended or (ii) a general moratorium on commercial banking activities shall have been declared by U.S. federal or New

York state authorities or (iii) an outbreak or escalation of hostilities or a declaration by the United States of a national emergency or war or (iv) a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) the effect of which, in the case of clauses (iii) and (iv), is, in the judgment of the Lead Managers, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the sale or the delivery of the Securities on the terms and in the manner contemplated by this Agreement and in the Prospectus (exclusive of any amendment or supplement thereto).

6. Further Agreements of each of the Company and the Guarantor. In further consideration of the agreements of the Underwriters herein contained, each of the Company and the Guarantor covenants as follows:

(a) To prepare the Prospectus in a form approved (orally or in writing) by you and to file it pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second day following the execution and delivery of this Agreement or, if applicable, such other time as may be required by Rule 430A, 430B or 430C under the Securities Act; to make no further amendment or any supplement to the Registration Statement, the Time of Sale Information or Prospectus prior to the Closing Date which shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when the Registration Statement, or any amendment thereto, has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish you with copies thereof; to file promptly all reports required to be filed by the Guarantor with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any preliminary prospectus or Prospectus, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement, the Time of Sale Information or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any preliminary prospectus or Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal. The Company and the Guarantor will pay the registration fees for this offering within the time period required by Rule 456(b)(i) under the Securities Act prior to the Closing Date.

(b) Each of the Company and the Guarantor has complied and will comply with Rule 433. Each Issuer Free Writing Prospectus complied in all material respects with Rule 433 and has been, or will be, filed to the extent required in accordance with such rule. Each of the Company and the Guarantor represents and agrees that, unless it obtains the prior consent of the Lead Managers, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission.

(c) If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Securities Act.

(d) The Company shall furnish to each of the Underwriters, without charge, two copies of the Registration Statement (including exhibits thereto) and, during the period mentioned in paragraph (f) below, as many copies of the Prospectus (and any supplements and amendments thereto) and any documents incorporated by reference therein or to the Registration Statement as the Underwriters may reasonably request.

(e) Before preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement or the Prospectus, the Company will furnish to the Lead Managers a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Lead Managers reasonably objects.

(f) If, during such period after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters the Prospectus is (or but for the exemption in Rule 172 under the Securities Act would be required by law to be) delivered in connection with sales by an Underwriter or dealer, any event shall occur as a result of which it is necessary to amend or supplement the Time of Sale Information and the Prospectus in order to make the statements therein, in the light of the circumstances when the Time of Sale Information and the Prospectus is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Time of Sale Information or the Prospectus to comply with law, forthwith to prepare and, subject to paragraph (e) above, file with the Commission (to the extent required), and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses the Lead Managers will furnish to the Company and the Guarantor) to which Securities may have been sold by the Underwriters and to any other dealers upon request, either amendments or supplements to the Time of Sale Information or the Prospectus so that the statements in the Time of Sale Information and the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Time of Sale Information and the Prospectus, as so amended or supplemented, as the case may be, will comply with law.

(g) To endeavor to qualify the Securities for offer and sale under the securities or blue sky laws of such jurisdictions as the Lead Managers shall reasonably request (provided that in connection therewith neither the Company nor the Guarantor shall be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction) and to pay all expenses (including fees and disbursements of counsel) in connection with such qualification and in connection with (i) the determination of the eligibility of the Securities for investment under the laws of such jurisdictions as the Lead Managers may designate and (ii) any review of the offering of the Securities by FINRA.

(h) As soon as practicable to make generally available to the Security holders and to deliver to the Underwriters an earning statement of the Guarantor (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations.

(i) Prior to the Closing Date, not to offer, sell, contract to sell or otherwise dispose of:

(i)	any debt securities (including, without limitation, any guarantee of debt securities) of the Guarantor or any subsidiary of the Guarantor; or

(ii)	warrants to purchase debt securities of the Guarantor or any subsidiary of the Guarantor substantially similar to the Securities

(other than (i) the Securities and (ii) commercial paper issued in the ordinary course of business), in each case in the United States or the European Economic Area or the United Kingdom to any resident of the United States, or the European Economic Area or the United Kingdom (including corporations and other entities organized under the laws of the United States, or any member state of the European Economic Area or the United Kingdom but not including a permanent establishment of such corporations or other entity located outside the United States, and the European Economic Area and the United Kingdom), without the Lead Managers’ prior written consent.

(j) Whether or not any sale of Securities is consummated, to pay all expenses incident to the performance of its obligations under this Agreement, including: (i) the preparation and filing of the Registration Statement, the Time of Sale Information (to the extent required) and the Prospectus and all amendments and supplements thereto (including the Commission’s registration fee), (ii) the preparation, issuance and delivery of the Securities and the Guarantees, (iii) the fees and disbursements of the Company’s and the Guarantor’s various counsel, including their United States, Australian and Canadian counsel (including Canadian trade report filing fees, if any), each of their auditors and the auditors of the Guarantor, (iv) the fees and disbursements of the Trustee and its counsel, (v) the printing and delivery to the Underwriters in quantities as herein above stated

of copies of the Registration Statement and all amendments thereto and of the Time of Sale Information and the Prospectus and any amendments or supplements thereto, (vi) any fees charged by rating agencies for the rating of the Securities, (vii) fees and expenses incurred in connection with the registration or qualification of the Securities and the Guarantees under the securities laws or blue sky laws of any states of the United States, (viii) reasonable fees and expenses incurred in connection with the roadshows to market the Securities, and (ix) reasonable out-of-pocket expenses incurred by the Underwriters in connection with the transactions contemplated by this Agreement, provided that the Underwriters shall be responsible for the fees and expenses of Sidley Austin.

(k) In connection with the offering of the Securities, until the Lead Managers on behalf of the Underwriters shall have notified the Company of the completion of the distribution of the Securities, not to, and to cause its affiliated purchasers (as defined in Regulation M under the Exchange Act) not to, either alone or with one or more other persons, bid for or purchase, for any account in which it or any of its affiliated purchasers has a beneficial interest, any Securities, or attempt to induce any person to purchase any Securities; and not to, and to cause its affiliated purchasers not to, make bids or purchase for the purpose of creating actual, or apparent, active trading in or of raising the price of the Securities.

(l) To apply the net proceeds from the sale of the Securities as set forth in the Time of Sale Information, Registration Statement and the Prospectus under the heading “Use of Proceeds”.

(m) The Company and the Guarantor will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

7.	Indemnification and Contribution.

(a) Each of the Company and the Guarantor jointly and severally agrees to indemnify and hold harmless each Underwriter, its officers, directors, and each person, if any, who controls such Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities, joint or several (including, without limitation, any legal or other expenses reasonably incurred by any Underwriter, officer, director or any such controlling person in connection with defending or investigating or preparing to defend against or appearing as a third party witness in connection with any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, any Time of Sale Information, any Issuer Free Writing Prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities were caused by any such untrue statement or omission of a material fact or alleged untrue statement or omission to state therein a material fact based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Lead Managers expressly for use therein.

(b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless each of the Company and the Guarantor and their respective directors, officers and authorized representatives who sign the Registration Statement and each person, if any, who controls the Company or the Guarantor within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company and the Guarantor to such Underwriter, but only with reference to information set forth in Section 16 of this Agreement relating to such Underwriter, furnished to the Company or the Guarantor in writing by such Underwriter through the Lead Managers expressly for use in the Registration Statement, any Issuer Free Writing Prospectus, Time of Sale Information, the Prospectus or any amendments or supplements thereto.

(c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either clause (a) or (b) above, such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Lead Managers, in the case of parties indemnified pursuant to clause (b) above, and by the Company or the Guarantor, in the case of parties indemnified pursuant to clause (a) above. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, such consent shall not be unreasonably withheld, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by this clause (c), the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding; and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d) The obligations of the Company, the Guarantor and the Underwriters in this Section 7 are in addition to any other liability that the Company, the Guarantor and the Underwriters, as the case may be, may otherwise have, including in respect of any breaches of representations, warranties and agreements made herein by any such party.

(e) If the indemnification provided for in clause (a) or (b) above is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities, or action in respect thereof, referred to therein, then each indemnifying party under such clause, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Guarantor on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantor on the one hand and the Underwriters on the other hand in connection with the offering of the Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Securities (before deducting expenses) received by or on behalf of the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate public offering price of the Securities. The relative fault of the Company and the Guarantor on the one hand and of the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Guarantor or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the respective principal amounts of Securities they have purchased hereunder, and not joint.

(f) The Company, the Guarantor and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 7 were determined by pro-rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in clause (e) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities, or action in respect thereof, referred to in clause (e) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

8.	Submission to Jurisdiction; Appointment of Process Agent.

(a) Each of the Company and the Guarantor agrees that any legal suit, action or proceeding brought by any Underwriter or any person controlling any Underwriter arising out of or relating to this Agreement or the transactions contemplated hereby may be instituted in any U.S. federal or state court sitting in New York City and irrevocably submits to the non-exclusive jurisdiction of any such court in any such suit, action or proceeding. Each of the Company and the Guarantor irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum. Each of the Company and the Guarantor agrees that a final judgment in any such suit, action or proceeding shall be conclusive and binding upon itself and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. The parties hereto each hereby waive any right to trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement. Each of the Company and the Guarantor has irrevocably appointed CT Corporation System, 28 Liberty Street, New York, NY 10005 as its agent (the “Process Agent”) to accept and acknowledge, on behalf of the Company or the Guarantor, as applicable, service of copies of the summons and complaint and any other process which may be served in any such suit, action or proceeding brought and shall deliver to the Lead Managers written evidence satisfactory to the Lead Managers that the Process Agent has been duly empowered to so act. Each of the Company and the Guarantor agrees that service of process upon the Process Agent and written notice of said process mailed or delivered to the Company or the Guarantor, as the case may be, to the address provided in Section 15 shall be deemed in every respect effective service of process upon the Company or the Guarantor, as the case may be, in any such suit, action or proceeding and shall be taken and held to be valid personal service upon the Company or the Guarantor, as the case may be. Each of the Company and the Guarantor agrees to take all action as may be necessary to continue the appointment of CT Corporation System as Process Agent in full force and effect for a period of ten years from the date of this Agreement. Each of the Company and the Guarantor agrees to have at all times a Process Agent for the above purposes in New York City and to irrevocably appoint promptly another Process Agent satisfactory to the Lead Managers (and to deliver to the Lead Managers written evidence satisfactory to the Lead Managers of such appointment) if CT Corporation System shall cease to act as Process Agent for the Company or the Guarantor, as applicable. Nothing herein shall affect the right of any Underwriter or any person controlling any Underwriter to serve process in any manner permitted by law or limit the right of any Underwriter or any person controlling any Underwriter to bring proceedings against the Company or the Guarantor in the courts of any jurisdiction or jurisdictions.

(b) Each of the Company and the Guarantor agrees that any amount required to be paid by the Company or the Guarantor hereunder shall be payable in U.S. dollars and its obligation to make any such payment shall not be discharged or satisfied by any tender, or any recovery pursuant to any judgment in any other currency, except to the extent that such tender or recovery shall result in the full amount of U.S. dollars expressed to be payable being received. The obligations of the Company and the Guarantor to make U.S. dollar payments shall be enforceable as an alternative or additional cause of action for the purpose of recovery in U.S. dollars of the amount, if any, by which such actual receipt shall fall short of the full amount of U.S. dollars expressed to be payable. Each of the Company and the Guarantor agrees that, if for the purpose of obtaining judgment in any proceeding relating to its obligations hereunder, it is necessary to convert a sum payable by the Company or the Guarantor in U.S. dollars, the rate of exchange used shall be the noon buying rate in New York City for cable transfers in foreign currencies as certified for customs purposes by the Federal Reserve Bank of New York for the business day immediately preceding that on which final judgment is given.

9. Effectiveness and Termination. This Agreement shall become effective upon the execution of this Agreement. The obligations of the Underwriters hereunder may be terminated by the Underwriters by notice given by the Lead Managers on behalf of the Underwriters to and received by the Company and the Guarantor prior to delivery of and payment for the Securities if, prior to that time, any of the events described in Sections 5(b)(i), 5(b)(ii), 5(j) or 5(k) in this Agreement shall have occurred and be continuing.

10. Defaulting Underwriters. If, on the Closing Date, any one or more of the Underwriters shall fail or refuse to purchase Securities that it or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of the Securities to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the principal amount of Securities set forth opposite their respective names in Schedule I bears to the principal amount of Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Lead Managers may specify, to purchase the Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the principal amount of Securities that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 10 by an amount in excess of one-ninth of such principal amount of Securities without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or underwriters shall fail or refuse to purchase Securities and the aggregate principal amount of Securities with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Securities to be purchased on such date, and arrangements satisfactory to the Lead Managers and the Company for the purchase of such Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company or the Guarantor. In any such case either the Lead Managers or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this Section 10 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

11. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company, the Guarantor and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except as provided in Section 7 with respect to affiliates, officers, directors, employees, representatives, agents and controlling persons of the Company, the Guarantor and the Underwriters. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 11, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

12. Underwriters’ Expenses. If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company or the Guarantor to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company or the Guarantor shall be unable to perform its obligations under this Agreement, the Company will pay all expenses as set forth in Section 6(j), including reimbursement of the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, of all out-of-pocket expenses reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder (including the fees and expenses of Sidley Austin). The Guarantor agrees to make on behalf of the Company any payments required to be made but not made by the Company to the Underwriters pursuant to this Section 12.

13. GST. If Australian Goods and Services Tax (“GST”) is payable on a taxable supply (as defined in Section 195-1 of the A New Tax System (Goods and Services Tax) Act 1999 (Cth) (the “GST Act”)) under this Agreement, the party receiving that taxable supply shall, in addition to the amounts or other consideration otherwise to be provided under this Agreement, pay to the party making the taxable supply the amount of the GST for which the party making the taxable supply is liable in respect of that taxable supply. Where the Company is required under this Agreement to reimburse the Underwriters for an expense incurred by the Underwriters to a third party, the amount of that reimbursement shall be reduced by the input tax credit (as defined by Section 195-1 of the GST Act) to which the Underwriters are entitled in respect of an acquisition to which the expense relates. An Underwriter may also recover any GST for which it becomes liable as a result of the receipt of such reimbursement. If GST is payable on a taxable supply, then the party paying for that taxable supply is not required to pay any amount in respect of that taxable supply unless it has first received a tax invoice (as defined by Section 195-1 of the GST Act) for that taxable supply. Whenever an adjustment event (as defined in Section 195-1 of the GST Act) occurs in relation to any taxable supply made under or in connection with this Agreement the party making the taxable supply must determine the net GST in relation to the supply and if the net GST differs from the amount previously paid under this clause, the amount of the difference must be paid by, refunded to or credited to the recipient, as applicable. If a party (for the avoidance of doubt, including any of the Underwriters) is or becomes a member of a GST Group (as defined in Section 195-1 of the GST Act), references in this Section 13 to an amount of GST to which a party making a taxable supply or receiving a reimbursement is liable, or to an input tax credit to which the Underwriters are entitled, include an amount of GST, or an input tax credit to which the Representative Member (as defined in Section 195-1 of the GST Act) of the relevant GST Group is liable, or is entitled, as the case may be.

14. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company, the Guarantor and the Underwriters contained in this Agreement or made by or on behalf of the Company, the Guarantor or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any of the Company, the Guarantor or the Underwriters or any of their respective affiliates, officers, directors, employees, representatives, agents or controlling persons.

15. Notices, etc. All statements, requests, notices and agreements hereunder shall be in writing, and:

(a) if to the Underwriters, shall be delivered or sent by mail or telecopy transmission to:

(i) BNP Paribas Securities Corp., 787 Seventh Avenue, Floor 3, New York, New York 10019, United States of America, Attention: Syndicate Desk, Email: DL.US.Syndicate.Support@us.bnpparibas.com;

(ii) BofA Securities, Inc., 114 West 47th Street, NY8-114-07-01, New York, New York 10036, United States of America, Attention: High Grade Debt Capital Markets Transaction Management/Legal, Telephone: +1 (646) 855 0724;

(iii) CIBC World Markets Corp., 300 Madison Avenue, 8th Floor, New York, New York 10017, United States of America, Attention: Execution Management, Email: DLCIBCUSEMG@cibc.com ;

(iv) J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179, United States of America, Attention: Investment Grade Syndicate Desk, Telephone: +1 (212) 834-4533, Fax: +1 (212) 834-6081; and

(v) MUFG Securities Americas Inc., 1221 Avenue of the Americas, 6th Floor, New York, New York 10020, United States of America, Attention: Capital Markets Group.

(b) if to the Company, shall be delivered or sent by mail or email transmission to Group Treasurer, Nova South, 160 Victoria Street, London SW1E 5LB, United Kingdom (email address: Corporate_Finance@bhp.com); or

(c) if to the Guarantor, shall be delivered or sent by mail or email transmission to Group Treasurer, Nova South, 160 Victoria Street, London SW1E 5LB, United Kingdom (email address: Corporate_Finance@bhp.com).

Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Company shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Underwriters by the Lead Managers.

16. Underwriters’ Information. The parties hereto acknowledge and agree that the Underwriters’ information consists solely of the following information in the Prospectus Supplement, dated the date hereof: (a) the last paragraph on the front cover page and (b) the statements concerning the Underwriters contained in the (i) the first paragraph, (ii) the second sentence in the third paragraph and (iii) the last paragraph under the sub-heading “Underwriting—The distribution”.

17. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, provided that all matters governing the authorization and execution of this Agreement by the Company and the Guarantor shall be governed by the laws of the Commonwealth of Australia.

18. USA PATRIOT Act. In accordance with the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

19. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any Underwriter that is a U.S. Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a U.S. Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 19: (i) a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k); (ii) a “U.S. Covered Entity” means any of the following: (A) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (B) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (C) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b); (iii) “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and (iv) “U.S. Special Resolution Regime” means each of (A) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (B) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

20. Counterparts. This Agreement may be executed in one or more counterparts (which may include counterparts delivered by facsimile or other electronic transmission (e.g., a “pdf” or “tif”)) and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form (e.g., via “DocuSign”), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

21. Amendments. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

22. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

23. Bail-in. Notwithstanding and to the exclusion of any other term of this Agreement or any other agreements, arrangements, or understanding between the Company, the Guarantor and ICBC Standard Bank Plc or Bank of China Limited, London Branch, each of the Company and the Guarantor acknowledges and accepts that a UK Bail-in Liability arising under this Agreement may be subject to the exercise of Bail-in Powers by the relevant UK resolution authority, and acknowledges, accepts, and agrees to be bound by:

(a) the effect of the exercise of UK Bail-in Powers by the relevant UK resolution authority in relation to any UK Bail-in Liability of ICBC Standard Bank Plc or Bank of China Limited, London Branch to the Company and/or the Guarantor under this Agreement, that (without limitation) may include and result in any of the following, or some combination thereof of:

(i) the reduction of all, or a portion, of the UK Bail-in Liability or outstanding amounts due thereon;

(ii) the conversion of all, or a portion, of the UK Bail-in Liability into shares, other securities or other obligations of ICBC Standard Bank Plc, Bank of China Limited, London Branch or another person, and the issue to or conferral on the Company and/or the Guarantor of such shares, securities or obligations;

(iii) the cancellation of the UK Bail-in Liability; and

(iv) the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period; and

(b) the variation of the terms of this Agreement as deemed necessary by the relevant UK resolution authority, to give effect to the exercise of UK Bail-in Powers by the relevant UK resolution authority.

For the purposes of this Section 23:

“UK Bail-in Legislation” means Part I of the UK Banking Act 2009 and any other law or regulation applicable in the UK relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings);

“UK Bail-in Liability” means a liability in respect of which the UK Bail-in Powers may be exercised; and

“UK Bail-in Powers” means the powers under the UK Bail-in Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or affiliate of a bank or investment firm to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability.

[Remainder of page intentionally left blank]

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us a counterpart hereof, whereupon this instrument will become a binding agreement between the Company, the Guarantor and the several Underwriters in accordance with its terms.

Very truly yours,

BHP BILLITON FINANCE (USA) LIMITED

by its authorized individual on its behalf pursuant to section 126 of the Corporations Act 2001 (Cth)

By:	/s/ Stewart Cox
	Name:	Stewart Cox
	Title:	Group Treasurer

BHP GROUP LIMITED

by its authorized individuals on its behalf pursuant to section 126 of the Corporations Act 2001 (Cth)

By:	/s/ Vandita Pant
	Name:	Vandita Pant
	Title:	Chief Financial Officer

By:	/s/ Stewart Cox
	Name:	Stewart Cox
	Title:	Group Treasurer

[Signature page to Underwriting Agreement]

Accepted as of the date hereof on behalf of itself and each of the several Underwriters by:

BNP Paribas Securities Corp.

By:	/s/ Tim McCann
Authorized Signatory

BofA Securities, Inc.

By:	/s/ Randolph B. Randolph
Authorized Signatory

CIBC World Markets Corp.

By:	/s/ Michael Kim
Authorized Signatory

J.P. Morgan Securities LLC

By:	/s/ Som Bhattacharyya
Authorized Signatory

MUFG Securities Americas Inc.

By:	/s/ Brian Cogliandro
Authorized Signatory

[Signature page to Underwriting Agreement]

SCHEDULE I

Underwriters	Principal Amount of 5.000% Fixed Rate Securities due 2036		Principal Amount of 5.750% Fixed Rate Securities due 2055
BNP Paribas Securities Corp.	US$	90,000,000	US$	180,000,000
BofA Securities, Inc.		90,000,000		180,000,000
CIBC World Markets Corp.		90,000,000		180,000,000
J.P. Morgan Securities LLC		90,000,000		180,000,000
MUFG Securities Americas Inc.		90,000,000		180,000,000
Australia and New Zealand Banking Group Limited		10,000,000		20,000,000
Bank of China Limited, London Branch		10,000,000		20,000,000
ICBC Standard Bank Plc		10,000,000		20,000,000
Scotia Capital (USA) Inc.		10,000,000		20,000,000
Westpac Banking Corporation		10,000,000		20,000,000
Total	US$	500,000,000	US$	1,000,000,000

I-1

SCHEDULE II

Pricing Term Sheets

II-1

EXHIBIT A

General Use Free Writing Prospectuses

1)	Term Sheets for the Securities attached hereto

A-1

EXHIBIT B

Form of Opinion of Herbert Smith Freehills Kramer

B-1

EXHIBIT C

Form of Opinion and Letter of Sullivan & Cromwell

C-1